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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Nos. 33-44872, 333-79733 and 333-75504) on Form S-8 of our report dated
November 18, 2002 (except with respect to the matter discussed in Note F, as to which the date is December 18, 2002), with respect to the consolidated financial statements and schedule of Delphax Technologies Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 2002.



                                                     /s/ Ernst & Young LLP
                                                     ---------------------------
                                                           Ernst & Young LLP



Minneapolis, Minnesota
December 27, 2002